UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Craig Fraser as President and Chief Executive Officer

On November 14, 2024, Windtree Therapeutics, Inc. (the “Company”) announced that Craig Fraser will retire as the Company’s President and Chief Executive Officer, effective as of December 1, 2024 (the “Transition Date”). Mr. Fraser will continue to serve as Chairman of the Company’s board of directors (the “Board”). Mr. Fraser notified the Board of his planned retirement on November 8, 2024.

In connection with Mr. Fraser’s retirement, his Employment Agreement, dated February 1, 2016, as amended, shall be terminated effective as of the Transition Date. Mr. Fraser shall be entitled to (i) any unpaid compensation accrued through the last day of his employment, (ii) a lump sum payment in respect of all accrued but unused vacation days at Mr. Fraser’s base salary in effect on the date such vacation was earned and (iii) payment of any other amounts owed to Mr. Fraser but not yet paid, less any amounts owed by him to the Company.

Appointment of Jed Latkin as President and Chief Executive Officer

On November 14, 2024, the Company announced the appointment of Jed Latkin, age 50, a current member of the Board, to serve as the Company’s President and Chief Executive Officer, effective as of the Transition Date. As of the Transition Date, Mr. Latkin will begin serving as the Company’s principal executive officer. The Board approved Mr. Latkin’s appointment as the Company’s President and Chief Executive Officer on November 8, 2024.

Mr. Latkin served as the Chief Operating Officer and Head of Finance of ProPhase Labs, Inc. (“ProPhase”), a biotech, genomics and diagnostics company, since January 2024. In his capacity as Chief Operating Officer, Mr. Latkin also served as ProPhase’s principal financial officer and principal accounting officer. Previously, Mr. Latkin served as a Turnaround Specialist at Nagel Avenue Capital, LLC (“Nagel Avenue Capital”), a financial consulting company, from November 2021 to January 2024, where he provided contracted services for numerous companies and asset management firms and was responsible for a large, diversified portfolio of asset-based investments in varying industries, including product manufacturing, agriculture, energy, and healthcare. In connection with this role at Nagel Avenue Capital, he served as Chief Executive Officer of End of Life Petroleum Holdings, LLC and Black Elk Energy, LLC; Chief Financial Officer of Viper Powersports, Inc. and West Ventures, LLC; and Portfolio Manager of Precious Capital, LLC. Mr. Latkin served as a director and Chief Executive Officer of Navidea Biopharmaceuticals, Inc. (“Navidea”), a biopharmaceutical company, from October 2018 until October 2021; Chief Operating Officer and Chief Financial Officer from May 2017 to October 2018; and Interim Chief Operating Officer from April 2016 to April 2017. Mr. Latkin has more than twenty-eight years of experience in the financial industry supporting many investments in major markets, including biotechnology and pharmaceuticals. Mr. Latkin previously served on the board of directors for Navidea from October 2018 until October 2021, CORAR from October 2018 until October 2021, Viper Powersports, Inc. from 2012 to 2013, and the Renewable Fuels Association and Buffalo Lake Advanced Biofuels. Mr. Latkin worked for over ten years in investment banking at Citigroup, Morgan Stanley, and Fleet Boston Robertson Stephens. He also spent five years as a Co-Portfolio Manager for ING Investment Management. Mr. Latkin earned a B.A. in Political Science and History from Rutgers University and an M.B.A. in Finance from Columbia Business School.

In connection with Mr. Latkin’s appointment as the Company’s President and Chief Executive Officer, the Company and Mr. Latkin entered into an employment agreement, which is effective as of the Transition Date (the “Agreement”). The following are the key terms of the Agreement (the defined terms in the description below have the meaning ascribed in the Agreement):

Compensation. Mr. Latkin’s initial annual base salary is $557,300. He also will be eligible for year-end bonuses, paid in either cash or equity, or both (each an “Annual Bonus”), with a target of 50% of base salary (the “Target Bonus”), as may be awarded, if at all, at the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”). Mr. Latkin will be eligible for a pro rata bonus for fiscal year 2024 if the Company determines to pay bonuses to senior executives. Subject to Board approval, Mr. Latkin will receive an equity award (the “Grant”) consisting of an option to purchase the number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company that is equal to 2.5% of the total number of outstanding shares of all Common Stock of the Company as of the date the Company files a definitive proxy statement with the Securities and Exchange Commission seeking approval of an increase in the shares of Common Stock issuable pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan (the “A&R 2020 Plan”). Such Grant will be subject to the approval by the Company’s stockholders of an increase in the number of shares issuable pursuant to the Company’s A&R 2020 Plan. In addition, Mr. Latkin will be eligible for annual equity grants as may be awarded, if at all, at the sole discretion of the Board. All equity grants will be governed by the Company’s A&R 2020 Plan and the related award agreement(s). The Agreement is effective until terminated and includes a 12-month post-employment non-competition agreement, and a separate agreement providing for non-interference and non-solicitation, as well as obligations of confidentiality and the assignment to the Company of all intellectual property.

Termination of Employment. Under the Agreement, Mr. Latkin will be entitled to specified benefits upon termination of his employment by the Company without Cause, by Mr. Latkin for Good Reason, or in the event of a Change in Control (in each case as defined in the Agreement), on the condition that he enters into a separation agreement containing a plenary release of claims in a form acceptable to the Company, and the release shall have become final. In addition to any benefits that may become due under any of the Company’s vested plans or other policy, upon termination by the Company without Cause or by Mr. Latkin for Good Reason, Mr. Latkin will be entitled to: (i) a pro rata bonus equal to a percentage of his Target Bonus determined by dividing the aggregate bonuses paid to other contract executives for the year in which the termination occurs by the aggregate target bonuses of such other contract executives for that year, and further prorated for the number of days Mr. Latkin was employed in the year of termination, payable at the time that other contract executives are paid bonuses with respect to the year of termination; and (ii) a severance amount equal to the sum of Mr. Latkin’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and his Target Bonus amount, payable in equal installments from the date of termination to the date that is 12 months after the date of termination (the “Severance Period”). In addition, during the Severance Period, if Mr. Latkin elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the Company will continue to pay the Company’s costs of such benefits as in effect on the date of termination and as such benefits are provided to active employees. If COBRA coverage is unavailable at any time, the Company will reimburse Mr. Latkin an amount which, after taxes, is sufficient to purchase medical and dental coverage substantially equivalent to that which Mr. Latkin and his dependents were receiving immediately prior to the date of termination and that is available to comparable active employees, reduced by the amount that would be paid by comparable active employees for such coverage under the Company’s plans, and provided further, that the Company’s obligation to provide benefits will cease or be reduced to the extent that a subsequent employer provides substantially similar coverage.

Upon termination in connection with a Change of Control (as defined in the Agreement), in addition to the benefits that arise upon a Change of Control and any benefits that are due to Mr. Latkin under any vested plans or other policies, he will be entitled to: (i) a pro rata bonus equal to a percentage of his Target Bonus based upon the number of days Mr. Latkin was employed in the year of termination, payable in a lump sum within 10 days after the date of termination; (ii) a severance amount equal to 1.5 times the sum of Mr. Latkin’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and his Target Bonus amount, payable in a lump sum within 10 days after the date of termination except in certain circumstances; and (iii) all of his outstanding equity awards will accelerate and become fully vested, any restrictions under restricted stock agreements will be lifted and all stock options will continue to be exercisable for the remainder of their stated terms. In addition, Mr. Latkin will be entitled to continuation of benefits, as described above under termination without Cause or upon the executive for Good Reason, for a period of 18 months after termination of employment, provided that the Company’s obligation to provide benefits shall cease or be reduced to the extent that a subsequent employer provides substantially similar coverages. If the foregoing payments are subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, they will be automatically reduced to the extent and in the manner provided in the Executive Agreement.

Change of Control. Upon a Change of Control (as defined in the Agreement) and assuming that Mr. Latkin remains employed as President and Chief Executive Officer, (i) the term of the Agreement (if shorter) will be automatically extended until the second anniversary of the date of the Change of Control; and (ii) during the remaining term of the Agreement (as extended), and provided that Mr. Latkin is employed on the last day of a fiscal year ending in that period, Mr. Latkin will be entitled to an Annual Bonus at least equal to his Target Bonus, payable no later than March 15 in the next succeeding fiscal year. Notwithstanding any provision to the contrary in any of the Company’s long-term incentive plans or in any stock option or restricted stock agreement between the Company and Mr. Latkin, all vested and unvested options and shares of stock will be assumed by the successor entity; and, if the Company is not the successor entity, Mr. Latkin will be entitled to receive in exchange therefor the economic equivalent, as provided in the Agreement.

Mr. Latkin also entered into the Company’s standard Indemnification Agreement, which is entered into by the Company’s officers and directors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

There are no arrangements or understandings between Mr. Latkin and any other persons pursuant to which Mr. Latkin was appointed as President and Chief Executive Officer of the Company. In addition, there are no family relationships between Mr. Latkin and any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer, and there are no transactions involving Mr. Latkin requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 14, 2024	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer